Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Chardan South China Acquisition Corporation (the "Company") on Form 10-QSB for the period ending May 31, 2006 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I Kerry Propper, Chief Executive Officer and Secretary of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kerry Propper                                         Dated: August 21, 2006
---------------------------------------------
Kerry Propper
Chief Executive Officer and Secretary
(Principal Executive Officer)